                                                                                                                                                     Taubman Centers, Inc.
                                               200 East Long Lake Road
                                               Bloomfield Hills, MI 48304
                                               (248) 258-6800

CONTACT:        Barbara K. Baker
                        Vice President, Investor Relations
(248) 258-7367
bbaker@taubman.com
          www.taubman.com

FOR IMMEDIATE RELEASE

TAUBMAN CENTERS ISSUES 2008 GUIDANCE
Company Confirms 2007 Guidance at the Upper End of Its Range

BLOOMFIELD HILLS, Mich., December 14, 2007 - - Taubman Centers, Inc. (NYSE: TCO) today introduced Funds from Operations (FFO) and Net Income guidance for 2008 and anticipates that 2007 FFO and Net Income will be at the higher end of its previously announced range.
For 2008, the company anticipates FFO per diluted share will be in the range of $3.04 to $3.09.  This represents a growth rate of approximately 6.5 to 7.5 percent.   Assumptions for the company’s 2008 guidance include:
•
Core Net Operating Income (NOI) growth of 4.5 to 5.0 percent - excluding the impact of lease cancellation income.  Included in the pool of comparable properties are 21 centers – including the impact of expansions at Twelve Oaks Mall (Novi, Mich.) and Stamford Town Center (Stamford, Conn.).  Excluded properties are The Mall at Partridge Creek (Clinton Township, Mich.) and The Pier Shops at Caesars (Atlantic City, N.J.).  Excluding the impact of Twelve Oaks Mall and Stamford Town Center (in their entirety), NOI growth is assumed to be 3.5 to 4.0 percent;

•	Occupancy growth throughout 2008 with more modest increases in the first half than in the second half of the year;
•	Rent per square foot growth of about 3 percent;
•	Lease cancellation income in the range of $7 to $8 million;
•	Modest improvement in The Pier Shops’ operations versus 2007 levels;
•	Land sale gains in the range of $3 to $4 million;

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•
Management, leasing and development revenue net of taxes and expense in the range of $7 to $8 million. Included are impacts of the signing of the management and leasing agreement for Songdo Shopping Center (Incheon, South Korea), which was completed in late November 2007, and the completion of the management, leasing and development agreements for The Mall at Studio City (Macau, China), now anticipated to be operative during the first quarter of 2008;

•	Total expenses for U.S. and Asia predevelopment activities of $12 to $13 million;
•
A 3-year (with two one-year extension options) floating rate refinancing of the maturing fixed rate loan on the company’s consolidated joint venture property, International Plaza (Tampa, Fla.) in January 2008. The new loan will have proceeds of over $300 million and will bear interest at LIBOR plus 1.15 percent.  Proceeds will be used to pay off the existing $175 million 4.37 percent (effective rate) loan and the company’s approximately $40 million preferential equity, with the remaining amount split on ownership percentages with the partner; and

•
The 6.6 percent, $140 million fixed-rate loan on Fair Oaks (Fairfax, Va.), an unconsolidated joint venture property, is expected to be refinanced in April 2008 with a short term floating rate loan similar in maturity to the International Plaza financing.  The current loan is prepayable without penalty.

The company anticipates 2008 Net Income allocable to common shareholders in the range of $0.59 to $0.78 per common share.  A reconciliation of FFO per share to Net Income allocable to common shareholders per share is provided.
“During 2008 we will benefit from the 2007 opening of The Mall at Partridge Creek and the expansions of Twelve Oaks Mall and Stamford Town Center,” said Robert S. Taubman, chairman, president and chief executive officer.  “We expect a continued favorable leasing environment with retailer interest driven by the strong sales performance of our properties.”

2007 Guidance Confirmed
The company anticipates that its 2007 FFO guidance will be at the upper end of its previously announced range of $2.83 to $2.87 per diluted share.
Net Income allocable to common shareholders for the year is expected to be in the range of $0.78 to $0.92 per share.   A reconciliation of FFO per share to Net Income allocable to common shareholders per share is provided.

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Taubman Centers, Inc., a real estate investment trust, owns, develops, acquires and operates regional shopping centers nationally.  Taubman Centers currently owns and/or manages 24 urban and suburban regional and super regional shopping centers in 11 states with an industry-leading sales productivity averaging well over $500 per square foot.  Taubman Centers is headquartered in Bloomfield Hills, Mich.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to changes in general economic and real estate conditions, changes in the interest rate environment and the availability of financing, and adverse changes in the retail industry. Other risks and uncertainties are discussed in the company's filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.

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2008 Earnings Guidance
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for Year Ended
	December 31, 2008

Guidance for Funds from Operations
per common share	3.04	3.09

Real estate depreciation - TRG	(1.99)	(1.92)

Depreciation of TCO's additional basis in TRG	(0.13)	(0.13)

Distributions in excess of earnings allocable
to minority interest	(0.32)	(0.26)

Guidance for net income allocable to common
shareholders, per common share	0.59	0.78

2007 Earnings Guidance
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for Year Ended
	December 31, 2007

Funds from Operations per common share	2.83	2.87

Real estate depreciation - TRG	(1.72)	(1.67)

Depreciation of TCO's additional basis in TRG	(0.13)	(0.13)

Distributions in excess of earnings allocable
to minority interest	(0.20)	(0.16)

Net income allocable to common shareholders,
per common share	0.78	0.92

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Use of Non-GAAP Measures

The Company uses Net Operating Income (NOI) as an alternative measure to evaluate the operating performance of centers, both on individual and stabilized portfolio bases. The Company defines NOI as property-level operating revenues (rental income, excluding straightline adjustments of minimum rent) less maintenance, taxes, utilities, ground rent, and other operating expenses. Since NOI excludes general and administrative expenses, pre-development charges, interest expense, depreciation and amortization, and gains from land and property dispositions, it provides a performance measure that, when compared period over period, reflects the revenues and expenses most directly associated with owning and operating rental properties, as well as the impact on their operations from trends in tenant sales, occupancy and rental rates, and operating costs.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (loss) (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from extraordinary items and sales of properties, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. FFO is primarily used by the Company in measuring performance and in formulating corporate goals and compensation.

These non-GAAP measures as presented by the Company are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use common definitions. None of these non-GAAP measures should be considered alternatives to net income as an indicator of the Company's operating performance, and they do not represent cash flows from operating, investing, or financing activities as defined by GAAP.